Exhibit (a) (v) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                              RIMCO Monument Funds
                                 Amendment No. 6
                                     to the
                               dated April 1, 1991



      Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

         "Section 1. Name.
                  This Trust shall be known as Riggs Fund Group."

      Strike section (b) of Section 2 of Article I from the Declaration of Trust and substitute in its place the following:

                  "(b)  The "Trust" refers to Riggs Fund Group."

      Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

         "Section 5.  Establishment and Designation of Series or Class.
                  Without limiting the authority of the Trustees set forth in
         Article XII, Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

                             Riggs U.S. Government Securities Fund
                               Class R Shares
                             Riggs Prime Money Market Fund
                               Class R Shares
                               Class Y Shares
                             Riggs Small Company Stock Fund
                               Class B Shares
                               Class R Shares
                             Riggs Stock Fund
                               Class B Shares
                               Class R Shares
                             Riggs U.S. Treasury Money Market Fund
                               Class R Shares
                               Class Y Shares

      Strike Section 9 of Article XII from the Declaration of Trust and substitute in its place the following:

         "Section 9.  Use of Name.
                  The Trust acknowledges that Riggs Investment Management Co. has reserved the right to grant the non-exclusive use of the name "Riggs Fund Group" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or any other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "Riggs Fund Group."

      The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of May, 1998.

      WITNESS the due execution hereof this 13th day of May, 1998.

/s/ John F. Donahue                                  /s/ Edward L. Flaherty
John F. Donahue                                      Edward L. Flaherty

/s/ Thomas G. Bigley                                 /s/ Edward C. Gonzales
Thomas G. Bigley                                     Edward C. Gonzales

/s/ John T. Conroy, Jr.                              /s/ Peter E. Madden
John T. Conroy, Jr.                                  Peter E. Madden

/s/ Nicholas P. Constantakis                         /s/ John E. Murray, Jr.
Nicholas P. Constantakis                             John E. Murray, Jr.

/s/ William J. Copeland                              /s/ Wesley W. Posvar
William J. Copeland                                  Wesley W. Posvar

/s/ James E. Dowd                                    /s/ Marjorie P. Smuts
James E. Dowd                                        Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.